                                    EXHIBIT B


         The undersigned hereby agree that for the purposes of complying with Regulation 13D promulgated under the Securities Exchange Act of 1934, as amended, relating to the reporting of beneficial ownership, from time to time, of the Common Stock of Advantica Restaurant Group, Inc., by each of the undersigned, only one statement on Schedule 13G (or one Amendment, as the case may be, in the event an amendment to the Schedule 13G is required to be filed), will be filed on behalf of each of the undersigned.


Dated: February 10, 1999

                                          GBU INC.

                                          By:/s/ Gerald B. Unterman
                                             -------------------------
                                                 Gerald B. Unterman
                                                 President

                                          GEM CAPITAL MANAGEMENT, INC.

                                          By:/s/ Gerald B. Unterman
                                             -------------------------
                                                 Gerald B. Unterman
                                                 President

                                          /s/ Gerald B. Unterman
                                          ----------------------------
                                          GERALD B. UNTERMAN















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